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                                                                   EXHIBIT 23.7

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of ESG Re Limited on Form F-1 of our report dated August 28, 1997 relating to the balance sheet of ESG Re Limited as of August 21, 1997 (date of inception), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

Deloitte & Touche
Chartered Accountants
Hamilton, Bermuda
December 12, 1997